EXhibit 10.1

LOAN AGREEMENT

THIS LOAN AGREEMENT is entered into effective as of November 12, 2021, by and between SPRINGLAKE MHP LLC, a Georgia limited liability company (“Borrower”), and FIRSTBANK, a Tennessee corporation (“Lender”).

RECITALS

A.     Borrower owns all or substantially all of the assets of the owner of the Springlake Manufactured Home Community, located at 918 Collins Avenue and 104 South Cambridge Drive, Warner Robins, Georgia 31093 (the “Community”), including, without limitation, (i) the Premises (as defined herein), (ii) those manufactured or mobile homes identified on Exhibit A attached hereto (each a “Home,” and collectively, the “Homes”), and those leases of the lots within the Community and of the Homes, with or without option to purchase, to tenants of the Community (each a “Tenant,” and collectively, the “Tenants”) (individually, a “Lease,” and collectively, the “Leases”, and together with any and all other documents, agreements or instruments executed and delivered by the Tenant under such Lease in connection with the entering into such Lease, the “Lease Documents”); and

B.      Borrower and Lender desire to enter into this Agreement in order to set forth the terms, provisions and conditions governing the credit availability and the disbursement of the proceeds described herein.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants of the parties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Definitions. For the purposes of this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

“Advance” means any and all extensions of credit made pursuant to this Agreement, the Note, or any Loan Document, including any renewal, amendment, extension or modification thereof. The terms “Advance” and “Loan” (or the plural forms thereof) are used interchangeably in this Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliated Home Owner” means Gvest Springlake Homes LLC, a Delaware limited liability company.

“Affiliated Home Owner Loan” means the Debt owed by Affiliated Home Owner to Lender evidenced by that certain Promissory Note of even date herewith made by Affiliated Home Owner payable to the order of Lender in the maximum principal amount of $2,000,000.00.

“Agreement” means this Loan Agreement, including all exhibits hereto, as the same may be amended, modified or supplemented from time to time.

“Assignment of Management Agreement” means that certain Assignment of Management Agreement executed by the managing agent of Borrower’s manufactured housing business operated upon the Premises in favor of Lender of even date herewith, as the same may be amended, modified or supplemented from time to time.

“Assignment of Ownership” means that certain Assignment of Ownership Interests executed by all owners of Borrower in favor of Lender of even date herewith, as the same may be amended, modified or supplemented from time to time.

“Business Day” means any day other than a Saturday, Sunday or day on which commercial banks are authorized to close under the laws of the State of Tennessee.

“Closing Date” means the date first above written, or on such other date as the parties elect.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Conditions Precedent” means those matters or events that must be completed or must occur or exist prior to Lender’s being obligated to fund the Advance, including, but not limited to, those matters described in Article III hereof.

“Debt” means, with respect to any Person, all obligations of such Person, contingent or otherwise, which in accordance with GAAP would be classified on a balance sheet of such Person as liabilities of such Person, but in any event including (a) liabilities secured by any mortgage, pledge or lien existing on Property owned by such Person and subject to such mortgage, pledge or lien, whether or not the liability secured thereby shall have been assumed by such Person, (b) all indebtedness and other similar monetary obligations of such Person, (c) all guaranties, obligations in respect of letters of credit, endorsements (other than endorsements of negotiable instruments for purposes of collection in the ordinary course of business), obligations to purchase goods or services for the purpose of supplying funds for the purchase or payment of Debt of others and other contingent obligations in respect of, or to purchase, or otherwise acquire, or advance funds for the purchase of, Debt of others, (d) all obligations of such Person to indemnify another Person to the extent of the amount of indemnity, if any, which would be payable by such Person at the time of determination of Debt, and (e) all obligations of such Person under capital leases.

“Deed of Trust” means that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing executed by Borrower in favor of Lender of even date herewith, as the same may be amended, modified or supplemented from time to time, granting a lien to Lender upon the Property described therein.

“Default” means the occurrence of any event which except for the passage of time or the delivery of notice with an opportunity to cure would be an Event of Default.

“Default Rate” shall mean the maximum lawful rate of interest permitted by law. The term “maximum lawful rate of interest” as used herein shall mean a rate of interest equal to the higher or greater of the following: (a) the “applicable formula rate” defined in Tennessee Code Annotated Section 47-14-102(3), or (b) such other rate of interest as may be charged under other applicable laws or regulations.

“Environmental Indemnity” means that certain Environmental Indemnity Agreement executed by Borrower and Guarantors in favor of Lender of even date herewith, as the same may be amended, modified or supplemented from time to time.

“Environmental Laws” has that meaning ascribed thereto in the Environmental Indemnity.

“Event of Default” means the occurrence of any event or condition specified in Article VI hereof.

“GAAP” means those generally accepted accounting principles and practices that are recognized as such by the American Institute of Certified Public Accountants.

“Guarantors” means, collectively, Manufactured Housing Properties, Inc., a Nevada corporation, Raymond M. Gee, and any other guarantor, surety, or accommodation party with respect to the Loan, and any heir or permitted successor or assign of the foregoing; individually, each is a “Guarantor.”

“Guaranty” means, individually and collectively, any guaranty agreement, from a Guarantor to Lender.

“Hazardous Substances” has that meaning ascribed thereto in the Environmental Indemnity.

“Indebtedness” means any and all amounts and liabilities of any nature owing or to be owing by Borrower to Lender from time to time, including, without limitation, the Obligations, all fees, expenses, indemnification and reimbursement payments, indebtedness, liabilities, and obligations of Borrower to Lender, whether now existing or hereafter incurred, liquidated or unliquidated, direct or contingent, joint or several, matured or unmatured, and whether in connection with this Agreement or otherwise, or in connection with loans, participation interests, drafts, notes, banker’s acceptances, letters of credit, guarantees, or overdrafts of any of Borrower’s checking, savings, or other accounts maintained with Lender.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, or contract, and including, but not limited to, the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale, work performed or material supplied upon the Premises, or trust receipt or a lease, consignment, or bailment for security purposes. The term “Lien” shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting the Property, except for the Permitted Encumbrances set forth in the Deed of Trust. For the purposes of this Agreement, Borrower shall be deemed to be the owner of any Property that Borrower has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

“Loan” shall have the meaning set forth in Section 2.1.

“Loan Documents” means, collectively, each document, paper or certificate executed, furnished or delivered in connection with this Agreement (whether before, on, or after the Closing Date), including, without limitation, this Agreement, the Note, the Security Documents, the Guaranty, the Environmental Indemnity, and all other documents, certificates, reports, and instruments that this Agreement requires or that were executed or delivered (or both) at Lender’s request, all as the same may be amended, modified or supplemented from time to time.

“Material Adverse Effect” or “Material Adverse Change” shall mean any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, resulting in the business, results of operations, financial condition, assets, liabilities or prospects of the Borrower being affected in such a manner as is likely to impair (a) the ability of the Borrower or the Guarantors to perform any of their respective obligations under the Loan Documents, (b) the rights and remedies of the Lender under any of the Loan Documents, or (c) the legality, validity or enforceability of any of the Loan Documents.

“Maturity Date” means that “Maturity Date” as provided in the Note.

“Note” means that certain $4,016,250.00 Promissory Note issued of even date herewith by Borrower to the order of Lender, as the same may be amended, modified or supplemented from time to time.

“Obligations” means the obligations and undertakings of Borrower to: (a) pay the Indebtedness; (b) pay the principal of and interest on the Note in accordance with the terms thereof, including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency reorganization or like proceeding relating to the Borrower whether or not claim for post-filing or post-petition interest is allowed in such proceeding, and to satisfy all other liabilities and obligations, reimbursement obligations, fees, expenses, indemnification, and reimbursement payments costs and expenses, including all reasonable fees and expenses of counsel to Lender, incurred pursuant to this Agreement or any other Loan Document, whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, together with all renewals extensions modifications or refinancings thereof; (c) repay to Lender all amounts advanced by Lender hereunder, under the Loan Documents or otherwise on behalf of Borrower, including, without limitation, advances for overdrafts, principal or interest payments to secured parties, mortgagees, or lienors, and for taxes, levies, insurance, rent, repairs to the Premises, or expenses related to actions to comply with Environmental Laws; (d) perform all obligations, duties and covenants owing, arising or due from Borrower to Lender of any kind or nature, present or future, howsoever created, which arise under any Loan Document, whether direct or indirect, now existing or hereafter incurred; and (e) to reimburse Lender, on demand, for all of Lender’s costs and expenses as further described herein.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization, government, or any agency or political subdivision thereof, or any other form of entity.

“Premises” means the real property and improvements located at 918 Collins Avenue and 104 South Cambridge Drive, Warner Robins, Georgia 31093, as further described as the “Mortgaged Property” in the Deed of Trust.

“Principal Office” means the principal office of Lender located at 520 W. Summit Hill Drive, Suite 801, Knoxville, Tennessee 37902.

“Property” or “Properties” means any interest in any kind of property or asset, whether real, personal, or mixed, or tangible or intangible, and includes, without limitation, the Premises, the Homes, and the Leases and Lease Documents.

“Security Documents” means any and all security agreements, deeds of trust, mortgages, assignments of rents and leases, pledge agreements, or any other agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, creating, evidencing or providing security at any time for the Obligations, including, without limitation, the Deed of Trust, the Assignment of Ownership, and the Assignment of Management Agreement.

“Title Policy” means that certain loan policy of title insurance, issued on the date the Deed of Trust is first recorded in the applicable real property records by Stewart Title Guaranty Company (File/Commitment No. _________________), in the amount of the Note with Lender named as the insured thereunder, and insuring the first priority lien of the Deed of Trust against the Premises, containing only exceptions which are approved by Lender and such endorsements as requested by Lender.

“UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of Tennessee, as it may be amended from time to time; provided that, if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of a security interest in any Property is governed by the Uniform Commercial Code in effect in another jurisdiction, then “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for this limited purpose of perfection.

Section 1.2 References. Where the context requires, the use of singular numbers or pronouns shall include the plural and vice versa, and the use of pronouns of any gender shall include any other gender.

ARTICLE II
THE LOAN

Section 2.1 Loan. Subject to the Conditions Precedent and pursuant to the terms of the Loan Documents, Lender agrees to make a single Advance to Borrower pursuant to the Note up to FOUR MILLION SIXTEEN THOUSAND TWO HUNDRED FIFTY AND NO/100 DOLLARS ($4,016,250.00). Interest shall accrue on the outstanding principal balance of the Loan as set forth in the Note. All terms and provisions of repayment shall be as set forth in the Note.

Section 2.2 Purpose of Loan. The proceeds of the Loan shall be used by Borrower for the refinance of the Premises.

Section 2.3 Prepayments. Borrower may at any time and from time to time, prepay all or part of the outstanding principal balance of the Note, subject to the payment of certain exit fees as described below. Payments under this Section may be applied to the obligations of Borrower to Lender in the order and manner as the Lender in its discretion may determine.

(a) In the event Borrower prepays the Note at any time on or prior to the first annual anniversary of the date of the Note, Borrower shall, at the time of prepayment, pay to Lender an exit fee equal to 3.00% of the principal amount being prepaid on the Note.

(b) If the prepayment occurs after the first annual anniversary of the date of the Note but on or prior to the second annual anniversary of the date of the Note, Borrower shall, at the time of prepayment, pay to Lender an exit fee equal to 2.00% of the principal amount being prepaid on the Note.

(c) If the prepayment occurs after the second annual anniversary of the date of the Note but on or prior to the third annual anniversary of the date of the Note, Borrower shall pay, at the time of prepayment, pay to Lender an exit fee equal to 1.00% of the principal amount being prepaid on the Note.

(d) At any time following the third annual anniversary of the date of the Note, Borrower may prepay all or any part of the Note without penalty or premium.

(e) In addition, at the time of prepayment, all unpaid accrued interest due on the amount prepaid shall be paid in full.

Section 2.4 Payments to Principal Office; Debit Authority. The payments under the Note (including any prepayment and payment of interest) shall be made to Lender at its Principal Office for the account of Lender in United States dollars and in immediately available funds. Borrower hereby agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim Lender may otherwise have, Lender shall be entitled, at its option, to offset balances held by Lender at any of its offices against any principal of or interest on the Obligations hereunder which is not paid when due by reason of a failure by Borrower to make any payment when due to Lender (regardless whether such balances are then due to Borrower), in which case Lender shall promptly notify Borrower, provided that its failure to give such notice shall not affect the validity thereof.

Section 2.5 Usury. Lender and Borrower intend to conform strictly to applicable usury laws as presently in effect. Accordingly, Borrower and Lender agree that, notwithstanding anything to the contrary herein or in any agreement executed in connection with or as security for this Agreement, the sum of all consideration that constitutes interest under applicable law which is contracted for, charged, or received in connection herewith shall under no circumstance, including without limitation any circumstance in which the Obligations have been accelerated or prepaid, exceed the maximum lawful rate of interest permitted by applicable law. Any excess interest shall be credited to the outstanding Obligations or, if the Obligations shall have been paid in full, refunded to Borrower, by the holder hereof.

Section 2.6 Limitation of Advance. The Loan shall not exceed the lesser of (a) $4,016,250.00, or (b) seventy-five percent (75%) of the lesser of (i) the “as-is” appraised value of the Premises, or (ii) the purchase price of the Premises.

ARTICLE III
CONDITIONS PRECEDENT

Section 3.1 Conditions Precedent to Advance. The obligation of Lender to make the Advance to Borrower is subject to the Conditions Precedent that Lender shall have received all of the following, in form and substance satisfactory to Lender and its legal counsel:

(a) Closing Statement. A copy of a detailed closing statement in a form and substance acceptable to Lender and executed by Borrower, which includes a complete description of Borrower’s sources and uses of funds on the Closing Date;

(b) Executed Loan Documents. The Loan Documents duly executed by the applicable parties;

(c) Resolutions/Consents. A copy of the resolutions or written consents of Borrower, approving the Loan, and authorizing the execution and delivery of the Loan Documents;

(d) Organizational Documents. A copy of the articles of organization and operating agreement, with all amendments thereto, of Borrower;

(e) Certificate of Existence. Certified certificate of existence for Borrower from the applicable Secretary of State;

(f) Existence and Authority of Guarantor, Managers, Owners. Those items, documents, and certificates set forth in subsections (c) through (e) above for any entity Guarantor, entity manager of Borrower, and any entity owner, shareholder, and/or member of Borrower;

(g) Copies of Management Agreement. Copies of all fully executed management agreements related to the Premises or the operation and management of Borrower’s business on the Premises, with all statements, schedules, and exhibits, and all amendments thereto, along with an assignment thereof to Lender duly executed by the applicable parties;

(h) Reserved.;

(i) Opinion of Counsel. An opinion of counsel for Borrower, Guarantors, and Borrower’s manager (which counsel must be satisfactory to the Lender) with respect to such legal matters relating hereto as the Lender may request;

(j) UCC, Bankruptcy, Judgment, Tax and Liens Search. If requested by Lender, a UCC, bankruptcy, judgment, tax, and Lien search on Borrower, Guarantors, and the Property;

(k) Financial Statements; Tax Returns. Financial statements and most recent tax returns of Borrower and Guarantors in form and substance acceptable to Lender and verification of liquidity for each Guarantor;

(l) Title Insurance. The Title Policy (or a binding commitment from the title insurer to issue the same) with respect to the Premises dated as of the Closing Date and in the form and manner required hereunder, and evidence that all premiums, fees and expenses in respect thereof have been paid;

(m) Flood Certification. A flood certification report covering the Premises;

(n) Appraisal. A current appraisal of the Premises, along with a review of such appraisal;

(o) Survey. A copy of a current ALTA Land Title Survey with the current “minimum standard detail” and such additional “Table A” requirements as Lender may reasonably request all certified to Lender and the title insurer;

(p) Environmental Report. A copy of a Phase 1 Environmental Report in respect of the Premises that is reasonably satisfactory to Lender, together with a reliance letter confirming that Lender may rely fully on the contents thereof;

(q) Additional Reports. A copy of any environmental, soil, traffic, feasibility, or like reports or studies obtained by Borrower or on Borrower’s behalf in connection with the Premises;

(r) Evidence of Insurance and/or Bond. Satisfactory evidence of all insurance required under Section 5.1(f) hereof;

(s) Lot Lease. The form Lease to be used for all future leases of lots within the Community as approved by Lender (the “Approved Lot Lease”);

(t) Home Lease. The form Lease to be used for all future leases of Homes as approved by Lender (the “Approved Home Lease”);

(u) Guidelines. The application, screening, underwriting, credit, and/or review criteria determined by Borrower in the exercise of Borrower’s prudent business judgment to qualify Tenants as approved by Lender (“Guidelines”), or as otherwise approved in writing;

(v) Loan Fee. A loan fee equal to $40,162.50;

(w) Costs and Expenses. Satisfactory evidence that all costs and expenses required under Section 5.1(m) hereof have been paid in full;

(x) Operating Account. Satisfactory evidence that Borrower has established and funded an operating account with Lender;

(y) Additional Funds. Satisfactory evidence that all additional funds required to refinance the Premises shall have been provided (or will be provided) by Borrower at Closing;

(z) Releases. Such payoffs, releases, termination statements, and subordination, nondisturbance and attornment agreements required by Lender to assure its priority interest in the Property and the Premises; and

(aa) Other. Such other approvals, opinions, documents or instruments as the Lender may reasonably request, including, without limitation, any of document requested or required by Lender or Lender’s counsel on any pre-Closing checklists, certificates, or questionnaires.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

As an inducement to Lender to enter into this Agreement and to extend credit hereunder, Borrower represents and warrants to Lender that as of the date of the execution of this Agreement:

Section 4.1 Existence and Qualification. Borrower is a duly organized, validly existing limited liability company in existence under the laws of the State of Georgia.

Section 4.2 Power and Authorization. Borrower has the requisite power and authority to own its Property and to transact the business in which Borrower is now engaged, or proposes to be engaged in, and is duly authorized and empowered to execute and deliver, and to perform and observe the terms and provisions of, this Agreement and the other Loan Documents executed, or to be executed by Borrower, and to carry out the transactions contemplated hereby and thereby. All action on Borrower’s part required to be taken for the due execution, delivery and performance of this Agreement and the other Loan Documents has been duly and effectively taken.

Section 4.3 Validity of Loan. This Agreement constitutes, and each of the other Loan Documents when executed, acknowledged and delivered, as appropriate, will constitute the legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

Section 4.4 Title to Property; Priority. Borrower has good and marketable title to the Premises and the Properties. With the exception of Liens in favor of Lender and the Permitted Encumbrances set forth in the Deed of Trust, Borrower is the owner of its Properties, including without limitation the Premises, Homes, and Leases, free and clear from any lien, security interest, or encumbrance.

Section 4.5 No Default, Legal Bar or Resultant Lien. The execution, delivery and performance by Borrower of this Agreement, the other Loan Documents, and the consummation of the transactions contemplated herein and therein, does not and will not: (a) contravene any provisions of its articles of organization or operating agreement; (b) cause Borrower to be in default under or violate any provision of any law, ordinance, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect having application to Borrower or to any of its Properties; (c) result in any breach of, or constitute any default under any agreement, contract, lease or instrument to which Borrower is a party or by which Borrower or any of its Properties may be bound or affected; or (d) result in, or require, the creation or imposition of any lien upon or with respect to any of the Property now owned or hereafter acquired by Borrower other than those liens contemplated by the Loan Documents.

Section 4.6 No Consent. With respect to the execution, delivery and performance of this Agreement and the other Loan Documents, Borrower does not and will not require any registration with, consent or approval of, notice to, or action by, any other Person or court, including, without limitation, any regulatory authority, governmental body, or court of the United States or of any state thereof, or any political subdivision of the United States or of any state thereof.

Section 4.7 Financial Statements. The financial statements for Borrower delivered to Lender in connection herewith are true, complete and correct in all material respects, and fairly and accurately reflect the assets, liabilities, financial condition and the results of the operations of Borrower as of and for the periods set forth therein, and are consistent with past practices. There have been no Material Adverse Changes in the assets, liabilities, business, or operations of Borrower since the date of the most recent financial statements of Borrower delivered to Lender. Other than the Loan evidenced hereby or accounts payable incurred by Borrower in the normal course of Borrower’s business, Borrower has no other Debt.

Section 4.8 No Judgments/Litigation. There are no outstanding or unpaid judgments against Borrower. There are no legal, judicial, regulatory, administrative, or arbitration proceedings, investigations, or other claims, actions, suits or proceedings of any nature pending, or, to Borrower’s knowledge and not disclosed in writing to Lender, threatened against or affecting Borrower, and no event has occurred or condition exists, which with the giving of notice, or the passage of time, or both, could give rise to any such claims, actions, suits or proceedings, except claims, actions, suits or proceedings that are fully covered by insurance, or which, if adversely determined, would not have any Material Adverse Effect on the transactions contemplated by this Agreement or the documents executed or delivered pursuant hereto, or upon the business, properties, or condition (financial or otherwise) of Borrower, and would not impair the ability of any Borrower to perform all of its obligations under this Agreement and the other Loan Documents.

Section 4.9 Compliance with Laws. Borrower is in compliance in all material respects with all applicable laws, rules, regulations and orders of any governmental authority affecting Borrower or the Properties, including without limitation all Environmental Laws.

Section 4.10 Condition of Premises. On the Closing Date, the Property has not been damaged or injured as a result of any fire, explosion, accident, flood or other casualty.

Section 4.11 Tax Returns/Taxes. All federal, state and local tax returns of Borrower required to be filed have been filed, and all federal, state and local taxes, assessments, fees or other governmental charges imposed upon Borrower, which are due and payable, have been paid, except where Borrower promptly and diligently contests in good faith by appropriate proceedings and Borrower has established adequate reserves therefore.

Section 4.12 Broker’s or Finder’s Fee. No broker’s or finder’s fee or commission is or will be payable in connection with this Agreement, the transactions contemplated hereby, or the transactions consummated with the Advances of the Loan. Borrower hereby agrees to save harmless and indemnify Lender from and against any claims, demands, actions, suits, proceedings, or liabilities, including Lender’s reasonable attorneys’ fees and costs of suit, arising out of or in connection with any such fee or commission.

Section 4.13 Insurance. All insurance required hereunder or within any Loan Document is currently in force and paid up.

Section 4.14 Continuing Representations and Warranties. All representations and warranties made by Borrower in this Agreement shall survive the making of the Advance contemplated hereby and the closing, execution, and delivery of this Agreement and the Loan Documents.

Section 4.15 Homes and Home Leases. Borrower represents and warrants: (a) that all information on any Collateral Pool Worksheet (as defined herein) is true and correct in all material respects; (b) that the VIN, serial numbers, HUD data label numbers, and descriptions of the Homes match in all material respects the same numbers and descriptions in the certificates of title (if applicable) and the Leases for such Homes; (c) that upon the Closing, each Home will be free and clear of all liens and security interests except a lien or security interest in favor of Lender; (d) that each Home is located on the lot in the designated Community set forth on the Collateral Pool Worksheet; (e) that the Tenant of each Home meets the Guidelines (as defined herein), or if exceptions to the Guidelines exist, such exceptions are accurately documented in the Lease Documents all in accordance with Borrower’s prudent business judgment and applicable law; (f) that for each Home, either Tenant or Borrower has physical damage insurance in an amount equal to or greater than the amount advanced (or to be advanced) by Lender for such Home and each such insurance policy names either Lender or Borrower, as the case may be, as an additional insured and/or loss payee; (g) as to lot Leases and Home Leases entered into after the Effective Date, that each Tenant leased the Home and lot pursuant to the terms of a fully executed Lease in the form of the Approved Lot Lease and Approved Home Lease; (h) that each Tenant executed only one original version of the Lease Documents, and, if requested by Lender, the original version of all Leases have been delivered to Lender’s physical possession; (i) that to Borrower’s knowledge, each Lease is genuine, legally valid and enforceable; (j) that each Lease is subject to no defense, counterclaim or set off; (k) that to Borrower’s knowledge, each Tenant is not a minor and has legal capacity to execute the Lease; (l) that all statements of fact made in each Lease and all statements made by or on behalf of the Tenant in the credit applications and any other forms relating to the Lease are true to the best of Borrower’s knowledge and belief; (m) that the down payment or security deposit shown on in the Lease Documents, if any, was made by the Tenant in cash unless otherwise specified, and no part thereof was loaned directly or indirectly by Borrower to such Tenant; (n) that to Borrower’s knowledge, any down payment and any trade-in received as part of the down payment is accurately documented in the Lease Documents and has been valued at its bona fide value; (o) that there is now owing on each Lease the amount set forth therein (except for immaterial and unintentional discrepancies); (p) to Borrower’s knowledge, that it has complied with all applicable federal, state and local laws, regulations, rules and ordinances in connection with the leasing of each Home and, if Borrower engages in sales and/or financings of Homes in the future, that it will comply with all applicable federal, state and local laws, regulations, rules and ordinances in connection therewith; (q) to Borrower’s knowledge, that each Lease was originated in full compliance with all applicable laws; and (r) that, if applicable in accordance with the Fair Credit Reporting Act, Borrower has notified or will notify each Tenant that the Lease is to be submitted to Lender.

ARTICLE V
COVENANTS AND CONDITIONS

Section 5.1 Affirmative Covenants and Conditions. Borrower hereby covenants and agrees with Lender that:

(a) Existence. Borrower shall do or cause to be done all things necessary to preserve, renew, and keep in full force and effect its existence, material rights, licenses, permits and franchises and conduct and operate its business in substantially the manner in which it is presently conducted and operated (subject to changes in the ordinary course).

(b) Books and Records. Borrower will at all times keep and maintain accurate, complete, and accurate books and records of its operations in connection with the Premises. Borrower’s books and records shall at all times be maintained at the address for Borrower set forth in this Agreement. Lender, or any of its agents, employees, or representatives, shall have the right to visit Borrower’s place or places of business, at intervals determined by Lender, and, without hindrance or delay, to inspect, audit, check, and make extracts from the books, records, journals, orders, receipts, correspondence, and other data relating to Borrower’s operations. Lender shall have the right to discuss such matters with Borrower’s officers and accountants at all times.

(c) Financial Statements.

(i) As soon as available, and in any event within one hundred twenty (120) days after the close of Borrower’s fiscal year, Borrower shall furnish Lender with unaudited financial statements of Borrower, setting forth the balance sheet of Borrower as of the end of such year, and the statements of income, cash flows, and retained earnings of Borrower for such year, in each case in comparative form to the figures for the previous fiscal year all in reasonable detail and prepared in accordance with sound and consistently applied accounting principles and certified as true and correct in all material respects by the Member of Borrower, all as acceptable to Lender in form and substance.

(ii) As soon as available, and in any event within thirty (30) days of when such were due to be filed (or within ten (10) days after the last date of any extension period, if applicable), Borrower shall furnish Lender with a copy of all tax returns of Borrower. Borrower shall also furnish to Lender such additional financial information as may be reasonably requested by Lender from time to time.

(iii) As soon as available, and in any event within thirty (30) days after the end of each calendar quarter, Borrower shall furnish Lender the following all certified as true and correct in all material respects by the Member of Borrower, all as acceptable to Lender in form and substance:

1. With unaudited financial statements of Borrower, setting forth the balance sheet of Borrower as of the end of such quarter, and the statements of income, cash flows, and retained earnings of Borrower for such quarter, in each case in comparative form to the figures for the previous calendar quarter all in reasonable detail and prepared in accordance with sound and consistently applied accounting principles;

2. A detailed collateral pool worksheet (the “Collateral Pool Worksheet”) reasonably acceptable to Lender in form and substance showing, without limitation, the following: (A) the certificate of title number, if applicable; (B) the VIN, serial number, HUD data label number, and other permanent identification number, if applicable, which number shall be the same number appearing on any certificate of title to the Home; (C) the manufacturer; (D) the model number, if known; (E) the year of manufacture; (F) size; (G) the Community and lot within the Community in which the Home is located; (H) if the Home has been leased, with or without option to purchase, pursuant to a Lease, the name and address of the Tenant who leases the Home from, and entered into the Lease with, Borrower, along with the most recent contact information for such Tenant, and all reasonable and customary detail regarding the terms of the Lease, including, without limitation, security deposit amount, original monthly lease payment amount, lease rate increase amounts, original term of lease, term remaining, past due payment detail to include trailing twelve month past due history; (I) each Lease that is in default (and if none, then a certification that no Leases are in default); (J) for each Lease that is in default, the nature and timing of the default; (K) a description of each Lease entered into during the prior calendar quarter; (L) all new and terminated Leases occurring during the prior calendar quarter; (M) a rent roll of all leases of lots of the Community and all Homes; and (N)  such other information as Lender may reasonably require.

(iv) On the same date as delivery of the reports in subsection (iii) for the period ending December 31st, a compliance certificate from the Member of Borrower (1) containing all information and calculations necessary for determining compliance by Borrower with the financial covenants in Section 5.2 of this Agreement which require compliance as of the end of each calendar year, (ii) containing Borrower’s calculation of such financial covenant, and (iii) stating that Borrower has not obtained any knowledge of any Event of Default.

(v) As soon as available, and in any event within one hundred twenty (120) days after the close of each calendar year, Borrower shall cause to be furnished to Lender personal financial statements and contingent debt schedules of each Guarantor in each case in comparative form to the figures for the previous year all in reasonable detail and prepared in accordance with sound and consistently applied accounting principles, all as acceptable to Lender in form and substance. As soon as available, and in any event within thirty (30) days of when such were due to be filed (or within thirty (30) days after the last date of any extension period, if applicable), Borrower shall cause to be furnished to Lender copies of all tax returns (including all schedules and statements) of each Guarantor. Borrower shall also cause to be furnished to Lender such additional financial information of each Guarantor as may be reasonably requested by Lender from time to time.

(d) Compliance. Borrower will comply in all material respects with all laws, ordinances, rules, regulations, judgments, orders, injunctions, writs and decrees of any government or political subdivision or agency thereof, or any court or similar entity established by any of them, to which Borrower, or any of the Property, the Premises, or any other Property described in the Loan Documents is subject (including without limitation all Environmental Laws). In addition, Borrower shall promptly obtain, from time to time at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable it to comply with its obligations hereunder, the Loan Documents, or to carry on its business in the ordinary course.

(e) Intervening Liens and Encumbrances. Borrower shall satisfy and pay all claims for labor or materials, rents, and other obligations that, if unpaid, will or might become a lien against the Property, except where Borrower promptly and diligently contests in good faith by appropriate proceedings and Borrower has established adequate reserves therefore. In the event any such liability or obligation is contested by Borrower in good faith, then upon Lender’s request, Borrower shall establish reserves with Lender.

(f) Insurance. Borrower will obtain and maintain, in amount, form and substance, and with insurers satisfactory to Lender, and shall provide to Lender annual evidence of, the following insurance:

(i) Fire and Extended Coverage. Fire, hazard and extended coverage insurance protecting against, but not limited to, fire, theft, malicious mischief, vandalism, and such other hazards as Lender may reasonably require Borrower to carry for, and at the full replacement cost of any improvements upon the Premises and the Homes, containing standard non-contributing mortgagee loss payable clauses and subrogation clauses, and an agreement to notify Lender in writing at least thirty (30) days prior to any cancellation or amendment of any such policy. Copies of such policy, together with appropriate endorsements thereto, and evidence of the payment of the premiums thereon, shall be promptly delivered to Lender upon request. Said insurance shall be carried in full force and effect for the duration of the Loan.

(ii) Public Liability. Comprehensive public liability insurance on an “occurrence basis” insuring Borrower and Lender against claims for personal injury, including, without limitation, bodily injury, death or property damage, occurring on, in or about the Premises, and the adjoining streets, sidewalls and passageways in an amount of not less than $2,000,000.00 per occurrence, which shall contain an agreement to notify Lender in writing at least thirty (30) days prior to any cancellation or amendment of such policy. Copies of such policy, together with appropriate endorsements thereto, and evidence of the payment of the premiums thereon, shall be promptly delivered to Lender upon request. Said insurance shall be carried in full force and effect for the duration of the Loan.

(iii) Worker’s Compensation. Worker’s compensation insurance covering Borrower, as required by applicable law, which shall contain an agreement to notify Lender in writing at least thirty (30) days prior to any cancellation or amendment of such policy. Copies of such policy, together with appropriate endorsements thereto, and evidence of the payment of the premiums thereon, shall be promptly delivered to Lender upon request. Said insurance shall be carried in full force and effect for the duration of the Loan.

(iv) Flood. If any of the Premises is located in an area designated as having special flood hazards, flood insurance insuring the Premises shall contain an agreement to notify Lender in writing at least thirty (30) days prior to any cancellation or amendment of such policy. Copies of such policy, together with appropriate endorsements thereto, and evidence of the payment of the premiums thereon, shall be promptly delivered to Lender upon request. Said insurance shall be carried in full force and effect for the duration of the Loan.

(v) Business Interruption/Loss of Rents Insurance. Business interruption or loss of rents insurance covering Borrower for a term of at least twelve (12) months which shall contain an agreement to notify Lender in writing at least thirty (30) days prior to any cancellation or amendment of such policy. Copies of such policy, together with appropriate endorsements thereto, and evidence of the payment of the premiums thereon, shall be promptly delivered to Lender upon request. Said insurance shall be carried commencing with Borrower’s commencement of operations on the Premises and continue in full force and effect for the duration of the Loan.

(vi) Additional Insurance. Such other insurance, in such amounts and for such terms, as may from time to time be reasonably required by Lender insuring against such other casualties or losses which at the time are commonly insured against by those in Borrower’s business or in the case of premises similarly situated, due regard being given to the Property, the height and type of the improvements thereon, and the construction, location, use and occupancy thereof.

(g) Collection of Insurance Proceeds. Should any loss occur to the insured Property, Lender is hereby appointed attorney in fact for Borrower to make proof of loss if Borrower fails to do so promptly, and to receipt for any sums collected under said policies, which sums, or any part thereof, at the option of Lender, may be applied either as payment on the Obligations or to the restoration or repair of the Property so damaged or destroyed. Borrower promptly will give written notice to Lender of any loss or damage to the Property and will not adjust or settle such loss without the written consent of Lender. In the event of any default under any Loan Document, all right, title and interest of Borrower in and to any insurance policies then in force, and particularly to the unearned premiums therein and existing claims thereunder, shall pass to Lender, which, at its option and as attorney in fact for Borrower, may make, settle and give binding acquittances for claims under said policies and may assign and transfer said policies or cancel and surrender the same applying any unearned premiums in such manner as Borrower may elect.

(h) Right to Effect Insurance. In case of Borrower’s failure to keep the Premises so insured, Lender or its assigns, may, at its option (but shall not be required to) effect such insurance at Borrower’s expense.

(i) Notice. Borrower will promptly give Lender written notice of the occurrence of any of the following:

(i) knowledge by Borrower or Guarantor of the occurrence of a Default or Event of Default hereunder;

(ii) the receipt by Borrower of any notice from, or the taking of any other action by, the holder of any promissory note or other evidence of indebtedness of Borrower or of any security therefore, with respect to a claimed default;

(iii) the institution of any legal, judicial, administrative, regulatory or arbitration action, suit or proceeding affecting Borrower which, if adversely determined, would or could have a Material Adverse Effect on such Borrower’s business or financial condition;

(iv) the occurrence of any Material Adverse Change in the assets, liabilities, financial condition, business, operations, affairs, or circumstances of Borrower, or any deviation in or change from the representations, warranties or covenants of Borrower in this Agreement or in the other Loan Documents;

(v) the receipt by Borrower of any notice, written or oral, from any laborer, contractor or materialman to the effect that any laborer, contractor or materialman has not been paid when due for any labor or materials furnished upon the Premises; and

(vi) the happening of any event involving the use, spillage, discharge, or cleanup of any Hazardous Substances affecting Borrower, the Premises or any real property adjoining or adjacent to the Premises, or any complaint, order, citation or notice with regard to any Environmental Law.

(j) Indemnification.

(i) Other than those arising solely out of a state of facts that first came into existence after Indemnitee (as defined below), any receiver or any third party acquired title to the Property through foreclosure, deed in lieu thereof or otherwise, Borrower shall indemnify Lender, its successors and assigns, any Person who may acquire any participation or other interest in any Obligation, and every director, officer, employee and affiliate of any thereof (individually, an “Indemnitee”) with respect to, and hold each Indemnitee harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for any Indemnitee in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto but excluding under this Section income tax liabilities) which may be imposed on, incurred by, or asserted against such Indemnitee, in any way relating to or arising out of the Loan or the Loan Documents (“Indemnification Liabilities”); provided that no Indemnitee shall have the right to be indemnified hereunder for its own willful misconduct, bad faith or gross negligence. Borrower shall reimburse each Indemnitee on demand from time to time for all Indemnification Liabilities incurred by such Indemnitee. Each Indemnitee will promptly notify Borrower of the commencement of any proceeding involving it in respect of which indemnification may be sought pursuant to this Section. Borrower shall not be liable for the cost of any settlement entered into without its consent (which consent shall not be unreasonably withheld). Provided that no Event of Default occurs hereunder, Borrower shall have the right at its expense to select counsel to defend the Indemnification Liabilities. If an Event of Default occurs or has occurred, then Lender in its discretion, in the event of an actual, potential or perceived conflict of interest, or if Borrower is not adequately defending the Indemnitees, may employ such counsel at Borrower’s expense. The obligations of Borrower under this Section shall terminate upon the repayment of the loans and termination of this Agreement.

(ii)   Except as a result of Lender’s gross negligence, willful misconduct or bad faith occurring while Lender, any receiver or any third party is in actual possession of the Premises, Borrower hereby indemnifies Lender and holds Lender harmless from and against any and all liabilities, costs, expenses (including reasonable attorneys’ fees), and claims of any and every kind whatsoever paid or incurred by, or asserted against, Lender with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or release from the Premises of any Hazardous Substances, regardless of whether or not caused by or within the control of Borrower. The foregoing provision shall survive the term of this Agreement and the repayment of the Loan, and shall continue in full force and effect so long as the possibility of such liabilities, claims, or losses exists..

(k) Further Assurances. Upon request of Lender, Borrower shall promptly execute and deliver to Lender all such other and further documents, agreements and instruments, and shall do all such other acts or things in compliance with or accomplishment of the terms, provisions, covenants or agreements of Borrower in this Agreement or the other Loan Documents, or to further evidence, secure or more fully describe any collateral intended as security for the Note, or to correct any omissions in this Agreement or in the other Loan Documents, or to more fully state the obligations set out herein or in any of the Loan Documents, or to perfect, protect or preserve any liens created pursuant to any of the Loan Documents, or to make any recordings, to file any notices, or to obtain any consents, all as may be necessary or appropriate in connection therewith.

(l) Taxes. Borrower shall pay and discharge promptly all taxes and governmental charges, levies, and assessments affecting Borrower or its Properties, and provide annual proof thereof, except where such taxes and charges are promptly and diligently contested in good faith by Borrower by appropriate proceedings, and where Borrower has established adequate reserves therefore.

(m) Costs and Expenses. Borrower will pay all costs and expenses in connection with, and pertaining to, the closing of this Agreement, and all costs and expenses in connection with the preparation, execution, recording, filing, disbursement, transfer, administration, modification, collection and enforcement of this Agreement and the other Loan Documents, including, but not limited to, legal fees, accounting fees, engineer’s fees, advances, recording expenses, transfer taxes, other filing and recording fees and taxes, surveys, policies of title insurance and other insurance, examination of title and lien searches, appraisals, expenses of foreclosure, and other similar items. In the event of any action at law or suit in equity in connection with this Agreement or the other Loan Documents, or any Default or Event of Default by Borrower under this Agreement or the other Loan Documents, or Lender retains legal counsel in connection with this Agreement or the other Loan Documents, Borrower, in addition to all other sums which such Borrower may be required to pay, shall pay to Lender the reasonable attorney’s fees of Lender. Borrower shall also be responsible for all reasonable attorneys’ fees, costs and expenses that Lender incurs in protecting, preserving, or enforcing its interest in any collateral under the Loan Document.

(n) Filing Applications for Certificates of Title. As soon as possible, but in no event later than thirty (30) business days from the Closing Date, Borrower shall (i) file with the appropriate state agency completed and executed applications for certificates of title for the Homes (“Applications”), and (ii) pay the required filing fee. The Applications shall list the Borrower as the owner of the Homes, Lender as the first lienholder, and no other lienholders. The Applications shall provide that the original certificates of title (“Certificates”) shall be mailed directly to Lender upon issuance.

(o) Original Certificates. Lender must receive Certificates for the Homes within sixty (60) days from the Closing Date. If Borrower is ever in possession of a Certificate for a Home, Borrower shall within three (3) business days after coming into possession, deliver the Certificate to Lender by overnight delivery. While in possession of a Certificate, Borrower agrees it will hold the Certificate in trust for Lender.

(p) Guidelines. Borrower shall only lease lots and Homes to Tenants of the Community who meet the Guidelines. All Leases shall adhere to and conform in all material respects with the Guidelines, and the Guidelines shall not be modified or amended without the Lender’s prior written approval, which shall not be unreasonably withheld or delayed.

(q) Leases. As soon as possible, but in no event later than ten (10) business days after Borrower leases, with or without option to purchase, a Home to a Tenant pursuant to a Lease, Borrower shall provide Lender a true and correct copy of each fully executed Lease and all Lease Documents related thereto. From and after the Effective Date, Borrower shall lease Homes to Tenants using only the Approved Home Lease and shall lease lots to Tenants using only the Approved Lot Lease. Upon Lender’s written request, Borrower shall promptly provide Lender a true and correct copy of each fully executed Lease not otherwise provided. Borrower shall execute or cause to be executed only one original Lease on the Approved Home Lease or Approved Lot Lease. Until the Indebtedness is paid in full and all other obligations of Borrower to be performed under the Loan Documents shall have been performed, Borrower shall include on the front page of each current Approved Home Lease and all future Approved Home Leases the legend “This document has been assigned to FirstBank, 520 W. Summit Hill Dr., Suite 801, Knoxville TN, 37902. Any subsequent assignee or possessor hereof shall take subject to the interests of FirstBank.”

(r) Sale of a Home. In the event Borrower desires to sell a Home securing the Loan, then Borrower agrees that concurrently with the closing of the sale Borrower shall pay Lender an amount equal to twenty-five percent (25%) of the net proceeds of such sale. Lender shall first apply any amount paid by Borrower pursuant to this Section 5.1(r) to the payment of Lender’s reasonable fees and expenses incurred in connection with the transaction including reasonable attorney’s fees, second to the payment of accrued unpaid interest then due and payable under the Note and then to the payment of unpaid principal due under the Note. Upon request by Borrower prior to the closing of the sale of the Home, Lender will execute and deliver to Borrower all documents reasonably required by Borrower to release Lender’s security interest in the Home and the original certificate of title for the Home held by Lender. Borrower agrees to pay all reasonable fees and expenses of Lender incurred in connection therewith including reasonable attorneys’ fees. Payments made pursuant to this Section shall not incur any premium or penalty when made under Section 2.3 or otherwise. Notwithstanding the forgoing, no Home financed by Lender pursuant to the Affiliated Home Owner Loan shall ever be Property of Borrower and this subsection shall not apply to any Home financed by Lender pursuant to the Affiliated Home Owner Loan.

(s) Maintenance and Inspection. Borrower will not commit or knowingly permit damage to or destruction of the Premises or Property. Lender and its representatives, at Borrower’s cost and expense, may inspect the Premises and Property at any time during normal business hours and subject to the rights of occupants of the homes. Notwithstanding the forgoing, Borrower shall be responsible for the payment of only one such Lender inspection in any given calendar year unless the inspections occur during the continuance of an Event of Default in which event Borrower shall be responsible for the payment of all reasonable costs and expenses of Lender for such inspections.

(t) Administration Fee. Borrower shall pay to Lender an annual administrative fee of $7,500.00, payable semiannually in the amount of $3,750.00 commencing on June 10, 2022 and continuing on each Due Date (as such term is defined in the Note) every six (6) months thereafter.

(u) Deposit Account. At Closing, and for so long as any Obligation remains outstanding, Borrower shall establish, fund, and maintain with Lender all operating deposit accounts from which Borrower shall manage all revenue and expenses of Borrower’s business.

Section 5.2 Financial Covenants. Until the Obligations are paid in full and all other obligations of Borrower to be performed under the Loan Documents shall have been paid and/or performed:

(a) Borrower shall maintain a minimum Debt Service Coverage Ratio of 1.25:1. This ratio is to be calculated on the twelve (12)-month trailing period ending as of December 31st of each year, beginning December 31, 2021. Compliance with this financial covenant shall be verified by Lender and in the event of a material difference between Borrower’s calculation of a financial covenant and Lender’s determination of a financial covenant, Lender’s determination shall govern absent manifest error.

(b) Borrower and Affiliated Home Owner shall maintain a minimum Global Debt Service Coverage Ratio of 1.25:1. This ratio is to be calculated on the twelve (12)-month trailing period ending as of December 31st of each year, beginning December 31, 2021, and then every twelve months thereafter. Compliance with these financial covenants shall be verified by Lender and in the event of a material difference between Borrower’s calculation of a financial covenant and Lender’s determination of a financial covenant, Lender’s determination shall govern absent manifest error.

(c) For purposes of this Section 5.2, the following terms shall have the following meanings:

(i) “Debt Service Coverage Ratio” means for the applicable annual period, the ratio of the Gross Cash Flow of Borrower, divided by the Debt Service of Borrower, certified by Borrower’s manager and verified by Lender.

(ii) “Global Debt Service Coverage Ratio” means for the applicable annual period, the ratio of the sum of the Gross Cash Flow (as defined herein) of Borrower and Affiliated Home Owner that is related to Homes owned by Affiliated Home Owner that are financed by Lender and located upon the Premises, divided by the sum of the Debt Service (as defined herein) of Borrower and Affiliated Home Owner that is related to Homes owned by Affiliated Home Owner that are financed by Lender and located upon the Premises, certified by Borrower’s Member and verified by Lender.

(iii) “Debt Service” means, for any period, all annual debt service, including principal and interest payments, due on all debt obligations during the applicable period. “Gross Cash Flow” means, for any period, an amount equal to the sum of (1) Net Income, plus (2) to the extent deducted in determining Net Income, (A) interest expense, (B) income tax expense, (C) depreciation and amortization, and (D) all other non-cash charges determined in accordance with generally accepted accounting principles, plus (3) cash contributions by owners, less (4) distributions to owners. “Net Income” means, for any period, the net income (or loss) for such period in accordance with generally accepted accounting principles, but excluding therefrom (to the extent otherwise included therein) (1) any extraordinary gains or losses, (2) any gains attributable to write-ups of assets, and (3) any security deposits or other type of deposits or advance rentals paid by Tenants or Homeowners.

Section 5.3 Negative Covenants. Borrower hereby covenants and agrees with Lender that, without Lender’s prior written consent, Borrower will not:

(a) Discontinuance of Business; Dissolution; Etc. Discontinue its usual business, or commence to dissolve, wind-up or liquidate itself.

(b) Assignment. Assign or transfer any of Borrower’s rights, remedies, powers, duties, liabilities or obligations arising under or pursuant to this Agreement or any of the Loan Documents.

(c) Additional Debt. Other than the Loan evidenced hereby or accounts payable incurred by Borrower in the normal course of Borrower’s business, incur any additional Debt without the prior written consent of Lender.

(d) Liens. Create, incur, assume or suffer to exist any Lien on the Premises, except the Liens created pursuant to the Loan Documents. Borrower shall remove or cause to be removed any Lien upon the Premises within thirty (30) days of Borrower’s receipt of notice of such Lien’s creation or existence, except where Borrower promptly and diligently contests in good faith by appropriate proceedings and Borrower has established and funded an account with Lender with adequate reserves therefore in Lender’s sole discretion.

(e) Hazardous Substances. Permit any Hazardous Substances, the removal of which is required or the maintenance of which is restricted, prohibited or penalized by any governmental authority, to be unlawfully brought on to or located on any real property owned or leased by Borrower, except in full compliance with all applicable Environmental Laws; and if any such material is brought or found located thereon in violation of any applicable law, it shall be immediately removed, with proper disposal, and all required environmental cleanup procedures shall be diligently undertaken pursuant to all such Environmental Laws, and the obligations hereunder with respect to any such materials brought or located thereon while Borrower owned or leased any such real property shall survive any foreclosure.

(f) Continuous Perfection. Change its name, identity, or corporate structure in any manner which might make any financing statement filed hereunder seriously misleading within the meaning of the UCC.

(g) Proceeds. Permit the proceeds of the Note to be used for any purpose other than those permitted under this Agreement.

(h) Transfer of Premises or Property. Sell, assign, transfer or otherwise dispose of the Property and/or the Premises, except contemporaneously with the payoff of the Loan and the Affiliated Home Owner Loan.

(i) Change of Ownership/Management. Permit any change in ownership or management of Borrower. In addition, Borrower shall not cause or allow (i) the day-to-day management of the Property and Community to be controlled by anyone except Guarantors and/or any Person directly or indirectly controlled by Guarantors.

(j) Acquisitions; Mergers; Disposition of Assets; Dividends and Other Shareholder Distributions; Etc. Make, receive, or obtain any acquisitions or merge or consolidate with or into, or sell, assign, lease, or otherwise dispose of any of its assets (except for obsolete, damaged or unusable assets). For purposes hereof, until October 10, 2023, the declaration or making of any dividend or other shareholder distribution shall be included within the prohibition against disposition of assets contained herein. Notwithstanding the forgoing, following October 10, 2023, Borrower shall not declare or make any dividend or other shareholder or owner distribution except where the following conditions are satisfied on or before such dividend or distribution: (1) no default, Event of Default, or Material Adverse Effect (or no event, which with the giving of notice or passage of time or both would constitute the same) shall have occurred and be continuing hereunder and all representations and warranties of Borrower set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such dividend or distribution; and (2) immediately after the dividend or distribution Borrower is in compliance with the financial covenants set forth in Section 5.2 herein, where such covenants are tested on or before the date of the dividend or distribution (and to include the dividend or distribution) and calculated on the twelve (12)-month trailing period based upon the updated financial statements of Borrower and Affiliated Home Owner that are to be delivered with any written request by Borrower for the dividend or distribution.

(k) Transactions with Related Persons. Make any loan or advance, purchase, assume or guarantee any note to or from any of Borrower’s officers, members, or affiliates, or to or from any member of the immediate family of any of Borrower’s officers, members, or affiliates.

(l)   Untrue Statements. Furnish Lender any certificate or other document containing any untrue statement of material fact or that omits a material fact necessary to make the same not misleading in light of the circumstances.

(m) Negative Accounts Receivable. Pay or repay any amounts arising from or related to negative accounts receivable or the general ledger number 1017 of Borrower, including, without limitation, that set forth on the general ledger number 1017 of Borrower.

ARTICLE VI
EVENTS OF DEFAULT

Any of the following shall be considered an Event of Default (and shall be considered a Default pending the passage of time, giving of notice or other condition specified below):

Section 6.1 Nonpayment of Principal or Interest. Nonpayment of any installment of principal or interest in accordance with the terms of the Note or of any other monetary obligations hereunder, and such failure is not remedied within ten (10) calendar days after written notice thereof is given to Borrower.

Section 6.2 Breach of Representation or Warranty. Any representation or warranty made by Borrower or any Guarantor in this Agreement or in any other Loan Document, or which is contained in any certificate, instrument, document, opinion, financial statement, or other statement regarding the financial condition or credit standing of Borrower or any Guarantor furnished at any time under or in connection with this Agreement or any Loan Document shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or deemed made.

Section 6.3 Other Defaults. Failure to perform or observe any term, condition, or covenant contained in this Agreement or any Loan Document, other than a term or covenant that requires the payment of money or breach of a representation or warranty, and the default continues unremedied for a period of thirty (30) days after the earlier of (a) the date upon which Borrower or Guarantor knew of the failure; or (b) if the failure is known to Lender, the date upon which written notice thereof is given to Borrower by Lender, provided that Borrower takes prompt corrective action and diligently pursues the same to completion. If the Event of Default cannot be remedied within the thirty (30) day period, Borrower shall have such additional period of time as is reasonably necessary in which to cure the default if Borrower was diligently pursuing a cure at the end of the thirty (30) day period and continues to do so therefor; provided, however, such additional period of time shall be no longer than thirty (30) days from the expiration of the initial thirty (30) day period.

Section 6.4 Bankruptcy or Insolvency. Any of the following shall occur or exist: (a) the appointment of a receiver trustee, custodian, conservator, or liquidator for Borrower, the Premises, or any other Property of Borrower and such appointment is not dismissed within sixty (60) days after such appointment; (b) a filing by Borrower of a voluntary petition in bankruptcy, or a petition seeking reorganization or rearrangement or taking advantage of any debtor relief laws; (c) the filing against Borrower of a petition in any bankruptcy, reorganization, insolvency, conservatorship, receivership or similar proceeding and either (i) Borrower admits the material allegations thereof, or acquiesces therein or fails to contest the same, or (ii) the petition or action is not dismissed or discharged within sixty (60) days following the date of its filing; (d) the entry of any order, judgment or decree by any court of competent jurisdiction adjudicating Borrower as bankrupt or insolvent, and the same is not dismissed within sixty (60) days after the filing of the same, or approving a petition seeking reorganization of Borrower or any arrangement of any of Borrower’s debts, including entry of any Order for Relief under Title 11 of the United States Code; (e) an admission by Borrower in writing of its inability, or the failure by Borrower to pay its debts as they become due; (f) the making by Borrower of a general assignment for the benefit of creditors; or (g) the liquidation, termination, or dissolution of Borrower.

Section 6.5 Fire or Casualty. Should the Premises or any of the Property be materially damaged or destroyed by fire or other casualty, which is not adequately covered by insurance (as reasonably determined by Lender) to effect the full and complete repair or restoration of same.

Section 6.6 Litigation. The entry of a judgment or the issuance of a warrant of attachment, execution or similar process against Borrower or any of its assets in excess of $25,000.00, which is not dismissed, discharged, stayed pending appeal or bonded within thirty (30) days after entry and, if bonded, such bond (or a replacement bond) does not continue in effect at all times until such judgment is dismissed or discharged.

Section 6.7 Default on Other Indebtedness. Subject to any applicable grace or cure period, Borrower fails to make any payment due on any Indebtedness, or any event shall occur or any condition shall exist in respect of any Indebtedness of Borrower (including, without limitation, any Indebtedness of Borrower to Lender), or under any agreement securing or relating to such Indebtedness, the effect of which is a default or event of default thereunder or to cause or to permit any holder of such Indebtedness or a trustee to cause (whether or not such holder or trustee elects to cause) such Indebtedness, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled date of payment.

Section 6.8 Other Loan Documents. A default or Event of Default (as defined therein) shall occur under any other Loan Document.

Section 6.9 Guarantor Defaults. The occurrence of any of the foregoing with regard to any Guarantor.

Section 6.10 Default of Affiliated Home Owner. Subject to any applicable grace or cure period, if the Affiliated Home Owner fails to make any payment due on any Debt, including, but not limited to the Affiliated Home Owner Loan, or any event shall occur or any condition shall exist in respect of any Debt of the Affiliated Home Owner, or under any agreement evidencing, governing, securing or relating to such Debt, including the Affiliated Home Owner Loan, the effect of which is a default or event of default thereunder or to cause or to permit any holder of such Debt or a trustee to cause (whether or not such holder or trustee elects to cause) such Debt, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled date of payment.

ARTICLE VII
REMEDIES OF LENDER

Section 7.1 Acceleration. Upon the occurrence of an uncured Event of Default, Lender shall, at its option, be entitled to, in addition to and not in lieu of the remedies provided for in any of the Loan Documents, declare the entire principal amount of all Indebtedness then outstanding, including principal, interest, costs, fees and expenses, to be immediately due and payable without presentment, demand, notice of protest, protest, or dishonor or other notice of any default of any kind, all of which Borrower hereby expressly waives; provided, however, that upon the occurrence of an event specified in Section 6.4 herein, all Indebtedness of Borrower to Lender shall be immediately due and payable in full, without presentment, demand, protest, notice of protest, or dishonor or notice of any kind, and Lender shall be entitled to exercise any and all remedies available by contract, at law or in equity to collect such amounts.

Section 7.2 No Further Advances. Upon the occurrence of an uncured Event of Default, Lender shall, at its option, be entitled to declare any commitments of Lender to advance further sums pursuant hereto to be terminated, whereupon the same shall terminate (provided that upon the occurrence of an event specified in Section 6.4, all commitments shall automatically terminate).

Section 7.3 Waiver; Marshalling. Upon the occurrence of an uncured Event of Default, Lender shall, at its option, be entitled to proceed against Borrower or any Property of Borrower in such order and at such time or times as Lender may in its discretion deem to be in its best interest without liability for loss by reason of delay or its order of proceeding or otherwise. Borrower hereby waives any right to require the marshalling of assets in connection with the exercise of any of the remedies permitted hereunder or by applicable law.

Section 7.4 Right of Setoff. Upon the occurrence of an uncured Event of Default, Lender may, and is hereby authorized by Borrower, at any time and from time to time, to the fullest extent permitted by applicable law, without advance notice to Borrower (any such notice being expressly waived by Borrower) and irrespective of demand for payment, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held in other than a fiduciary account, and any other indebtedness at any time owing by Lender to or for the credit or the account of Borrower, against any or all of the Obligations now or hereafter existing, whether or not such Obligations have matured. Lender agrees to notify Borrower after any such set off and application, provided that the failure to give such notice shall not affect the validity of such set off and application.

Section 7.5 Appointment of Receiver. Upon the occurrence of an uncured Event of Default, Lender shall, at its option, be entitled to appoint a receiver to collect any income from the Property without consideration for the value of the same or the solvency of any Person liable for the payment of the amounts then owing, and all amounts collected by the receiver shall, after expenses of the receivership, be applied to the payment of the Obligations and interest thereon; and Lender, at its option, shall have the right to do the same without the appointment of a receiver.

Section 7.6 Remedies under UCC; Other Loan Documents. Upon the occurrence of an uncured Event of Default, Lender may also exercise any and all rights and remedies afforded by the UCC, both at law and in equity, and by any and all other Loan Documents, including without limitation the Security Documents.

Section 7.7 Lender’s Performance of Borrower’s Covenants and Duties. Should any covenant, duty or agreement of Borrower fail to be performed in accordance with its terms hereunder, Lender may, at its option, perform, or attempt to perform, such covenant, duty or agreement on behalf of Borrower. Borrower shall, at the request of Lender, promptly pay any amount expended by Lender in such performance or attempted performance to Lender, together with interest thereon at the Default Rate from the date of such expenditure by Lender until paid; provided, however, that Lender does not assume and shall not have, except by express written consent of Lender, any liability for the performance of any duties of Borrower under this Agreement or under the other Loan Documents.

Section 7.8 No Waiver. The acceptance by Lender at any time and from time to time of partial payment of the Note shall not be deemed to be a waiver of any Default or Event of Default then existing. No delay or omission by Lender to exercise any right, power, or remedy accruing to Lender upon any breach or default of Borrower under this Agreement or the other Loan Documents shall impair any such right, power, or remedy of Lender, nor shall it be construed to be a waiver of any such breach or default or an acquiescence therein, or in any similar breach or default thereafter occurring; nor shall any single or partial exercise of any such right or power preclude other or further exercise thereof, or the exercise of any other right or power of Lender under this Agreement or the other Loan Documents; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring, or be deemed to be a continuing waiver. Any waiver, permit, consent or approval of any kind or character on the part of Lender of any breach or default under this Agreement or the other Loan Documents, or any waiver on the part of Lender of any provision or condition of this Agreement or the other Loan Documents, must be in writing and shall be effective only to the extent specifically set forth in such writing.

Section 7.9 Remedies of Lender Cumulative. All rights and all remedies available to Lender hereunder or under the other Loan Documents shall be cumulative and in addition to all other rights and remedies granted to Lender by contract, at law or in equity, and may be exercised from time to time, and as often as may be deemed expedient by Lender, whether the Note is due and payable and whether or not Lender shall have instituted any suit for collection, foreclosure or other action in connection with this Agreement or the other Loan Documents.

ARTICLE VIII
MISCELLANEOUS

Section 8.1 Third Parties. All conditions of Lender’s obligations hereunder are imposed solely and exclusively for the benefit of Lender, its successors and assigns. No other Person shall have standing to require satisfaction of such conditions in accordance with their terms, or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all of the terms and conditions hereof, and no other person or entity shall, under any circumstance, be deemed to be a beneficiary of such conditions, any and all of which may be waived in whole or in part by Lender at any time and from time to time, in its sole discretion. Borrower shall indemnify Lender from any liability, claims or losses resulting from the disbursement of the proceeds of the Loan and whether arising during or after the term of this Agreement. The foregoing provision shall survive the term of this Agreement and the repayment of the Loan and shall continue in full force and effect so long as the possibility of such liabilities, claims, or losses exists. Borrower has represented, and Lender has expressly relied upon such representation, that Borrower has negotiated with Lender solely for a loan of money and not for administrative, technical, legal, financial or architectural advice or expertise.

Section 8.2 Successors and Assigns. All of Lender’s rights and remedies hereunder shall inure to the benefit of its successors and assigns. All of the duties and obligations of Borrower hereunder shall bind all Borrowers and their respective successors. Borrowers may not assign their rights or delegate their duties hereunder, and any attempt at such assignment or delegation shall be void. Lender reserves the right to assign its rights and remedies and delegate its duties hereunder.

Section 8.3 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. It is the intention of the parties that if any such provision is determined to be invalid, illegal or unenforceable, there shall be added in lieu thereof a provision as similar in terms to such provision as is possible so as to be valid, legal and enforceable.

Section 8.4 Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and this Agreement supersedes all previous negotiations, discussions and agreements between the parties with respect to the subject matter hereof including, without limitation, any commitment letter between Borrower and Lender, and no parol evidence of any prior or other agreement shall be permitted to contradict or vary the terms hereof. Neither this Agreement nor any term or provision hereof may be amended, waived, discharged or terminated orally, but only by a writing signed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought.

Section 8.5 Choice of Law; Jurisdiction/Venue. This Agreement and the other Loan Documents have been negotiated, made, executed and delivered in Knoxville, Tennessee. The validity and construction of this Agreement and the other Loan Documents shall be governed by and construed in all respects in accordance with the laws of the State of Tennessee. BORROWER HEREBY CONSENTS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF TENNESSEE AND ALL OF THE STATE COURTS SITTING IN KNOX COUNTY, TENNESSEE. FURTHER, BORROWER AGREES THAT THE EXCLUSIVE VENUE FOR ANY LITIGATION REGARDING THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE WITH COURTS SITTING IN KNOX COUNTY, TENNESSEE.

Section 8.6 Time. TIME IS OF THE ESSENCE WITH REGARD TO EACH AND EVERY PROVISION HEREOF.

Section 8.7 Notice. All notices required or allowed to be given hereunder shall be in writing, and shall be personally delivered, or sent by Federal Express or other recognized overnight express courier service, or sent by United States Mail, first-class, postage prepaid, certified with return-receipt requested, addressed to the party to whom such notice is given as follows:

TO LENDER:	FirstBank
520 W. Summit Hill Dr., Suite 801
Knoxville, Tennessee 37902
Attn: Chris Price

with copy to:	Bolder, PLLC
504 Old Tavern Circle
Knoxville, Tennessee 37934
Attn: Jake Kraemer

TO BORROWER:	Springlake MHP LLC
136 Main Street
Pineville, NC 28134
Attention: Raymond M. Gee

with copy to:	Whiteford, Taylor & Preston, L.L.P.
Two James Center
1021 E. Cary Street, Suite 1700
Richmond, Virginia 23219
Attn: Katja H. Hill

Any such notice shall be deemed to be given, if personally delivered, on the date such notice is personally delivered to the address set forth above for the party to whom such notice is given; if sent by Federal Express, or other recognized overnight express courier service, on the date said notice is dispatched or deposited with said courier service, all charges prepaid, addressed as herein provided; and, if mailed, on the date said notice is deposited in the United States Mail, first-class, postage prepaid, certified with return-receipt requested, addressed as herein provided. Any party may change the address to which notices hereunder are to be sent by giving written notice thereof to the other parties as set forth herein.

Section 8.8 Counterparts; Electronic Transmission. This Agreement may be executed in one or more counterparts, each of which will be deemed an original document, but all of which will constitute a single document. The parties agree that if a copy of this Agreement executed by one or more of the parties (an “Executed Copy”) is sent by electronic transmission, (i) the Executed Copy shall be treated in all respects as a paper original of this Agreement executed by the same parties whose signatures appear on the Executed Copy and (ii) the Executed Copy shall have the same binding and legal effect as a paper original of this Agreement executed by the same parties whose signatures appear on the Executed Copy. At the request of any party who receives an Executed Copy, this Agreement shall be re-executed by the parties who signed the Executed Copy and the executed paper original Agreement shall be sent to the requesting party by any method permitted herein other than by electronic transmission. Each of the parties further agree that it will not raise the transmission of this Agreement or the Executed Copy by electronic transmission as a defense in any proceeding or action in which the validity of this Agreement is at issue and hereby forever waives such defense. “Electronic transmission” means any form of communication, such as facsimile or email, not directly involving the physical transmission of actual paper, which creates a record (including, without limitation, a .PDF file) of the actual paper that may be retained, retrieved, reviewed and printed by the recipient.

Section 8.9 Relationship of Lender and Borrower. Lender and Borrower intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Agreement or in the other Loan Documents, nor the consummation of the transactions contemplated herein or therein, shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture, or co-ownership by or between Lender and Borrower, or to create a relationship between Lender and Borrower other than that of creditor and debtor, or to cause Lender to be liable or responsible in any way for the actions, liabilities, debts, or obligations of Borrower.

Section 8.10 Jury Trial Waiver. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY BORROWER AND LENDER, AND BORROWER ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF THEM HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

Section 8.11 Waiver of Certain Damages. In any action to enforce this Agreement, the Note or any other Loan Document, Borrower hereby irrevocably and unconditionally waives any and all rights under the laws of any state to claim or recover any special, exemplary, punitive, consequential or other damages other than actual direct damages.

Section 8.12 Participation. Lender shall have the right to enter into one or more participation agreements with one or more participating lenders approved by Lender on such terms and conditions as Lender shall deem advisable.

Section 8.13 Term of This Agreement. This Agreement shall be binding on Borrower so long as any portion of the Obligations described herein remains outstanding, provided and except, Borrower’s representations, warranties, and indemnity agreements shall survive the payment in full of the Obligations.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Loan Agreement as of the date first set forth above.

BORROWER:

SPRINGLAKE MHP LLC

By:	Manufactured Housing Properties Inc., a Nevada corporation, its Sole Member

By:	/s/ Michael Z. Anise
Michael Z. Anise, President

STATE OF	North Carolina
COUNTY OF	Mecklenburg

Before me, the undersigned, a Notary Public of said County and State, personally appeared Michael Z. Anise, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the President of Manufactured Housing Properties Inc., a Nevada corporation, which is the Sole Member of SPRINGLAKE MHP LLC, a Georgia limited liability company, the within named Borrower, and that he in such capacity, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the Borrower in such capacity.

Witness my hand and seal, this 10 day of November, 2021.

/s/ Jonathan Visconti
Notary Public

My Commission Expires: 3/15/2022

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Loan Agreement as of the date first set forth above.

LENDER:

FIRSTBANK

By:	/s/ Owen B. Ray II
Owen B. Ray II, MH Relationship Manager, VP

EXHIBIT A

HOMES

None.